CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-282688) of our report dated August 29, 2022, relating to the financial statements and financial highlights of RiverNorth/Doubleline Strategic Opportunity Fund, Inc., which appear in this Form N-CSR.

Cohen & Company, Ltd.

Cleveland, Ohio

September 4, 2026